Exhibit 99.1

    Staktek Holdings Reports First Quarter 2007 Financial Results

    AUSTIN, Texas--(BUSINESS WIRE)--May 8, 2007--Staktek Holdings, Inc. (Nasdaq:STAK), a market-leading provider of intellectual property and services for next-generation, chip-stacking and module technologies for high-speed, high-capacity systems, today announced financial results for the first quarter ended March 31, 2007.

    Total revenue for the quarter was $8.7 million, which was consistent with previously stated guidance, and compares to $14.0 million in the fourth quarter of 2006 and $12.5 million in the first quarter of 2006. Services revenue was $7.2 million, compared to $11.1 million in the previous quarter and $9.6 million in the first quarter a year ago. License revenue was $1.5 million, compared to $2.9 million in the previous quarter and $2.9 million in the first quarter of 2006.

    Under generally accepted accounting principles (GAAP), net loss for the first quarter was $2.9 million, or $0.06 per diluted share, compared to net loss of $796,000, or $0.02 per diluted share, in the fourth quarter 2006 and net loss of $850,000, or $0.02 per diluted share, in the first quarter of 2006. The first quarter operating loss was $4.1 million, which compares to an operating loss of $1.3 million in the previous quarter and $1.8 million in the year ago period. The first quarter results include a charge of $684,000 to reduce the book value of the company's trademark acquisition intangible asset, which was established in 2003. Excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles, non-GAAP net income was $70,000, or $0.00 per diluted share, compared to non-GAAP net income of $2.1 million, or $0.04 per diluted share, in the previous quarter. Non-GAAP operating loss in the first quarter of 2007 was $698,000. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables following the text of this press release.

    Cash, cash equivalents and short-term investments on March 31, 2007 were $77.7 million, compared to $79.7 million on December 31, 2006. During the first quarter of 2007, the company repurchased approximately 315,000 shares of its common stock under its repurchase program at a cost of approximately $1.6 million.

    Business Summary

    Commenting on the quarter, Wayne Lieberman, Staktek's president and CEO, stated, "Although we continue to be challenged by competitive pressures from the increased use of dual die and planar solutions, as well as significant price decreases in DRAM, we continue to carefully manage expenses, including a reduction in force a few weeks ago to scale our Mexico operations, and strategically invest in our core capabilities and R&D. We anticipate taking a charge of approximately $200,000 in the second quarter relative to the reduction in force in Mexico. In addition, we continue to move forward with the evaluation of potential external growth opportunities that are synergistic with our business and provide expanded channels for our products. We remain committed to increasing shareholder value by expanding our business opportunities, product portfolio, customer base and addressable markets," concluded Lieberman.

    Business Outlook

    Staktek expects second quarter 2007 total revenue to total approximately $6 million to $8 million, with services revenue ranging between $5.2 million and $7.2 million. Based on preliminary information, license revenue is expected to be approximately $800,000.

    Web Cast and Conference Call

    Staktek management will host a conference call and web cast with investors today, May 8, 2007, at 3:30 p.m. Central time (4:30 p.m. Eastern time) to discuss the first quarter financial results and the business outlook going forward for the second quarter of 2007. Investors and other interested parties may access the call by dialing 877-502-9274 in the U.S. (913-981-5584 outside of the U.S.), with the confirmation code 6548140, at least 10 minutes prior to the start of the call. In addition, an audio web cast will be available through the Staktek web site at http://www.staktek.com. A replay will be available for 48 hours following the call at 888-203-1112 in the U.S. (719-457-0820 outside of the U.S.), confirmation code 6548140.

    Cautionary Language

    This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "estimate," and similar expressions. These statements include our estimates of second quarter 2007 revenue and the $200,000 charge related to our reduction in force in Mexico. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, transitions in the technologies utilized by OEMs and others (including but not limited to increased use of dual-die and planar solutions and a continuing shift from DDR-1 to DDR-2) and the resulting impact on our business; reduced DRAM pricing and less demand for our products, due to a DRAM oversupply in certain instances; having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risks associated with expanding into new markets without past experience in those markets and to releasing new products generally; the risk that our new technologies, such as our High Performance II, NAND Flash-memory stacking technologies, FlashStak X-2, ArctiCore(TM) and MobileStak(TM) solutions, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize or monetize the intellectual property that we develop; the risk that we will be unable to enter into additional license agreements to license our technologies; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate memory or other materials; the risk that we incur problems in our manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; risks associated with failing to achieve standardization of certain of our products (such as ArctiCore) from JEDEC; risks associated with acquiring other businesses or technologies in the future; and the risks associated with our dependence on a few key personnel to manage our business effectively.

    For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 8, 2007. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

    About Staktek Holdings

    Staktek is a market-leading provider of intellectual property and services for next-generation, chip-stacking and module technologies for high-speed, high-capacity systems. Staktek's TSOP and BGA memory stacking solutions increase operational performance by doubling, tripling or quadrupling the amount of memory in the same physical footprint as required by standard packaging technologies. Staktek's ArctiCore is a module technology using a double-sided, multi-layer flexible circuit folded around an aluminum core and is designed for superior thermal, mechanical and electrical performance. With an IP portfolio of over 200 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek operates an ISO-certified manufacturing facility in Reynosa, Mexico. For more information, go to http://www.staktek.com.

    Staktek is a trademark of Staktek Group LP.

    Non-GAAP Financial Measurements

    In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, net income and earnings per diluted share on a basis excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles and the associated income tax effect. Details of these excluded items are presented in one of the tables below, which reconcile the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the Q1 2007 earnings conference call can be found on the company's web site at http://www.staktek.com. Staktek has chosen to provide non-GAAP financial measurements to investors because it believes that excluding certain charges represents a better basis for the comparison of its current results to the results of its peer companies. In addition, the company believes that it provides a means to highlight the results of core ongoing operations to investors. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.


STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)


                                               Three Months Ended
                                          ----------------------------
                                          March 31, Dec. 31, March 31,
                                            2007     2006      2006
                                          --------- -------- ---------
Revenue:
  Services                                  $7,182  $11,087    $9,632
  License                                    1,496    2,869     2,848
                                          --------- -------- ---------
    Total revenue                            8,678   13,956    12,480
Cost of revenue:
  Services (1)                               5,848    7,769     6,504
  Amortization and impairment of
   acquisition intangibles                   1,700    1,656     1,656
                                          --------- -------- ---------
    Total cost of revenue                    7,548    9,425     8,160
                                          --------- -------- ---------
Gross profit                                 1,130    4,531     4,320
Operating expenses:
  Selling, general and administrative (1)    3,339    3,690     3,540
  Research and development (1)               1,776    1,907     2,335
  Amortization of acquisition intangibles      138      204       204
                                          --------- -------- ---------
    Total operating expenses                 5,253    5,801     6,079
                                          --------- -------- ---------
Loss from operations                        (4,123)  (1,270)   (1,759)
Other income (expense):
  Interest income                              836      842       670
  Interest expense                              (2)     (14)       (5)
  Other, net                                   (32)       5        (7)
                                          --------- -------- ---------
Total other income, net                        802      833       658
                                          --------- -------- ---------
Loss before income taxes                    (3,321)    (437)   (1,101)
Provision (benefit) for income taxes          (385)     359      (251)
                                          --------- -------- ---------
Net loss                                   $(2,936)   $(796)    $(850)
                                          ========= ======== =========
Loss per share:
  Basic                                     $(0.06)  $(0.02)   $(0.02)
                                          ========= ======== =========
  Diluted                                   $(0.06)  $(0.02)   $(0.02)
                                          ========= ======== =========
Shares used in computing loss per share:
  Basic                                     47,377   47,780    48,053
  Diluted                                   47,377   47,780    48,053


(1) Includes stock-based compensation
 expense as follows:
    Cost of revenue                           $101     $203      $139
    Selling, general and administrative
     expense                                 1,240    1,162     1,021
    Research and development expense           246      244       286
                                          --------- -------- ---------
                                            $1,587   $1,609    $1,446
                                          ========= ======== =========


STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                               Three Months Ended
                                          ----------------------------
                                          March 31, Dec. 31, March 31,
                                            2007     2006      2006
                                          --------- -------- ---------
GAAP loss from operations                  $(4,123) $(1,270)  $(1,759)
Non-GAAP adjustments:
  Amortization and impairment of
   acquisition intangibles                   1,838    1,860     1,860
  Stock-based compensation expense           1,587    1,609     1,446
                                          --------- -------- ---------
    Total non-GAAP adjustments               3,425    3,469     3,306
                                          --------- -------- ---------
Non-GAAP income (loss) from operations       $(698)  $2,199    $1,547
                                          ========= ======== =========


GAAP net loss                              $(2,936)   $(796)    $(850)
Total non-GAAP adjustments affecting
 income (loss) from operations               3,425    3,469     3,306
Tax adjustment (a)                            (419)    (595)     (961)
                                          --------- -------- ---------
Non-GAAP net income                            $70   $2,078    $1,495
                                          ========= ======== =========

Shares used in calculating non-GAAP
 diluted earnings per share                 48,382   48,897    49,340

Non-GAAP diluted earnings per share          $0.00    $0.04     $0.03
                                          ========= ======== =========

(a) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.


STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)


                                              March 31,     Dec. 31,
                                                2007         2006
                                             ------------ ------------
ASSETS                                        (unaudited)
Current assets:
  Cash and cash equivalents                      $41,619      $40,797
  Investments                                     36,034       38,874
  Accounts receivable                              3,973        5,479
  Inventories                                      2,225        2,355
  Prepaid expenses                                 1,124          638
  Other current assets                             1,118        1,219
                                             ------------ ------------
    Total current assets                          86,093       89,362
                                             ------------ ------------
Property, plant and equipment, net                 6,002        6,766
Deferred tax asset                                 1,721          932
Goodwill                                          28,081       28,081
Other intangibles, net                             8,210        9,903
Other assets                                         104          147
                                             ------------ ------------
    Total assets                                $130,211     $135,191
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $653       $1,228
  Accrued liabilities                              1,911        3,242
  Income taxes payable                               129          343
  Deferred revenue                                    50            -
  Current maturities of capitalized lease
   obligations                                        19           19
                                             ------------ ------------
    Total current liabilities                      2,762        4,832
                                             ------------ ------------
Capitalized lease obligations, less current
 maturities                                           71           75
Other accrued liabilities                            264          256

Stockholders' equity:
  Capital stock                                  158,833      157,245
  Treasury stock                                 (22,242)     (20,676)
  Accumulated other comprehensive loss                (4)          (4)
  Accumulated deficit                             (9,473)      (6,537)
                                             ------------ ------------
    Total stockholders' equity                   127,114      130,028
                                             ------------ ------------
    Total liabilities and stockholders'
     equity                                     $130,211     $135,191
                                             ============ ============


    CONTACT: Staktek Holdings, Inc.
             Kirk Patterson, 512-454-9531
             Senior Vice President and CFO
             or
             Shelton Investor Relations for Staktek Holdings, Inc. Beverly Twing, 972-239-5119 x 126
             investors@staktek.com